Exhibit 99.1

Rainmaker Reports Fourth Quarter and Full Year 2010 Results

Campbell, Calif., February 17, 2011 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading global provider of cloud-based B2B selling solutions that drive higher customer acquisition, renewals, subscriptions and education sales for clients and their channel partners, today reported financial results for its fourth quarter and year ended December 31, 2010.

Net revenue in the fourth quarter of 2010 was $9.2 million, compared to net revenue in the preceding quarter of $9.4 million. Fourth quarter 2010 adjusted net revenue, which excludes revenue from discontinued client programs, grew 14% year-over-year compared to adjusted net revenue of $7.8 million in the fourth quarter of 2009.

Net revenue for 2010 was $42.8 million, compared to $47.8 million in 2009. Excluding revenue from discontinued client programs, as well as a non-recurring contract buyout and a one-time net revenue settlement relating to discontinued programs, adjusted net revenue for 2010 was $34.5 million, compared to adjusted net revenue of $35.0 million for 2009.

See Exhibit A for a reconciliation of GAAP net revenue to adjusted net revenue.

Recent Business Highlights

•	Signed and launched new client Ariba for online sales

•	Signed multiple new clients and expansion for telesales services including a leading global provider of backup and recovery products

•	Renewed numerous client agreements for online education sales including a fortune 500 software client

•	Deployed online sales solution for global communications client

•	Generated continued year-over-year growth for online store of Fortune 500 security client

•	Appointed new Senior Vice President, Sales and Marketing with strong software and e-commerce experience

•	Released next generation version of cloud-based B2B online sales platform

Rainmaker CEO Michael Silton commented, “We continue to make good progress with our B2B online sales business including strong performance for our Fortune 500 security client, which has generated substantial improvement in revenue over their previous outsourced solution, and the launch this quarter of our online sales program for our new global communications client. While our major new program with our Fortune 500 global software client was delayed slightly, it has now launched and is proceeding on track.

“During the quarter, we appointed Tom Venable as our new Senior VP of Sales and Marketing to build a world-class sales organization to accelerate our revenue growth and capitalize on the significant opportunity we see for our cloud-based solutions that leverage the web and global sales agents to drive higher customer acquisition, renewals, subscriptions and customer education sales for our clients. With the sales team we are building and the market opportunity, we are raising our targeted adjusted net revenue growth from our prior guidance of 10 percent to adjusted net revenue growth of 15 to 20 percent for 2011.”

Adjusted EBITDA, which excludes non-cash stock compensation expense, improved in the fourth quarter of 2010 to negative $629,000, compared to negative $2.1 million in the preceding quarter and negative $768,000 in the fourth quarter of 2009. See Exhibit B for a reconciliation of GAAP net loss to EBITDA and adjusted EBITDA.

Gross margin in the fourth quarter of 2010 was 37%, compared to 34% in the preceding quarter and 40% in the fourth quarter of 2009. Gross margin for 2010 was 44%, compared to 45% in 2009.

Net loss for the fourth quarter of 2010 was $2.8 million, or a loss of $0.13 per share, compared to a net loss for the preceding quarter of $4.0 million, or a loss of $0.20 per share, and a net loss for the fourth quarter of 2009 of $2.5 million, or a loss of $0.13 per share. Net loss for 2010 was $10.0 million, or a loss of $0.49 per share, compared to a net loss for 2009 of $8.3 million, or a loss of $0.43 per share.

Fourth quarter 2010 non-GAAP net loss, which excludes stock-based compensation expense of $797,000, amortization of intangible assets from acquisitions of $139,000 and net revenue from discontinued programs of $234,000, was $2.1 million, or a loss of $0.10 per share, as compared to a non-GAAP net loss for the preceding quarter of $2.9 million, or a loss of $0.14 per share, and a non-GAAP net loss for the fourth quarter of 2009 of $1.7 million, or a loss of $0.09 per share. Non-GAAP net loss for 2010, which excludes stock-based compensation expense of $2.8 million, amortization of intangible assets from acquisitions of $689,000, net revenue from discontinued programs of $1.0 million, a non-recurring contract buyout relating to discontinued programs of $4.6 million, a gain on fair value remeasurement of $190,000, a write-down of minority investment of $740,000 and charges relating to facility closures of $501,000, was $10.9 million, or a loss of $0.54 per share, compared to non-GAAP net loss for 2009 of $4.6 million, or a loss of $0.24 per share. See Exhibit C for a reconciliation of GAAP net loss to non-GAAP net loss.

Total shares outstanding at December 31, 2010 were approximately 23.3 million common shares, which include approximately 2.5 million unvested restricted shares. In addition, Rainmaker had 1.5 million unexercised options and warrants outstanding with a weighted average exercise price of approximately $3.35 per share.

Total cash and cash equivalents were $12.2 million at December 31, 2010, compared to $13.6 million at September 30, 2010. Cash used in the fourth quarter of 2010 included approximately $466,000 for capital equipment purchases, down from third quarter 2010 purchases of $627,000.

Financial Guidance

Rainmaker expects revenue for 2011 to be approximately $40 million to $42 million, representing adjusted net revenue growth of 15% to 20% over 2010 adjusted net revenue from continuing programs.

Conference Call

Rainmaker Systems will host a conference call and webcast today at 1:30 p.m. Pacific Time to discuss its fourth quarter and fiscal 2010 full year financial results. Those wishing to participate in the live call should dial (800) 762-8779 using the password “Rainmaker.” A replay of the call will be available for one week beginning approximately one hour after the call’s conclusion by dialing (800) 406-7325 and entering 4402641 followed by the “#” key when prompted for a code. To access the live webcast of the call, go to the Investor Relations section of Rainmaker’s website at www.rmkr.com. A webcast replay of the conference call will be available for one year on the Calls/Events page of the Investor Relations section at www.rmkr.com.

Discussion of Non-GAAP Financial Measures

Rainmaker Systems’ management evaluates and makes operating decisions using various performance measures. In addition to GAAP results, Rainmaker also considers non-GAAP net loss and non-GAAP net loss per share, EBITDA and adjusted EBITDA, which excludes non-cash stock compensation expense from EBITDA. These non-GAAP measures are derived from the revenue generated by Rainmaker’s business and the costs directly related to the generation of that revenue, such as costs of services, sales and marketing expenses, technology expenses and general and administrative expenses, that management considers in evaluating the Company’s operating performance. These non-GAAP measures exclude certain revenues and expenses that management does not consider to be related to the Company’s core operating performance.

EBITDA was negative $1.4 million for the fourth quarter of 2010. EBITDA consists of net loss excluding interest income or expense, income taxes, depreciation & amortization and certain other non-cash items. Provision for income taxes was $66,000 for the three months ended December 31, 2010. Non-cash charges for depreciation of property and equipment were $1.1 million for the three months ended December 31, 2010. Non-cash charges for amortization of acquisition related intangibles were $139,000 for the three months ended December 31, 2010 and related to the prior acquisitions of ViewCentral, Qinteraction, Grow Commerce and Optima. Interest and other expense was $85,000 for the three months ended December 31, 2010. Adjusted EBITDA was negative $629,000 for the three months ended December 31, 2010 and adds back to EBITDA non-cash stock based compensation expense of $797,000 incurred in the fourth quarter of 2010. See Exhibit B for a reconciliation of GAAP net loss to EBITDA and adjusted EBITDA.

Non-GAAP net loss was $2.1 million for the fourth quarter of 2010 and consists of net loss excluding equity plan-related compensation expenses, amortization of purchased intangible assets and net revenue from discontinued programs. Stock compensation adjustments were $797,000 for the three months ended December 31, 2010 and represent the current quarter recognition of compensation expense related to stock options and restricted stock awards granted prior to and during the quarter. Amortization of intangible assets was $139,000 for the three months ended December 31, 2010 and related to the prior acquisitions of ViewCentral, Qinteraction, Grow Commerce and Optima. Net revenue from discontinued programs was $234,000 for the three months ended December 31, 2010. See Exhibit C for a reconciliation of GAAP net loss to non-GAAP net loss.

Non-GAAP net loss, non-GAAP net loss per share, EBITDA and adjusted EBITDA are supplemental measures of Rainmaker’s performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of liquidity. Rainmaker presents these non-GAAP measures because management considers them to be important supplemental measures of Rainmaker’s operating performance and profitability trends, and because management believes they give investors useful information on period-to-period performance as evaluated by management. Rainmaker believes that the use of these non-GAAP measures provides consistency and comparability with Rainmaker’s past financial reports and also facilitates comparisons with other companies in Rainmaker’s industry, a number of which use similar non-GAAP financial measures to supplement their GAAP results. Management has used these non-GAAP measures when evaluating operating performance because management believes that the inclusion or exclusion of the items described above provides an additional measure of the Company’s core operating results and facilitates comparisons of the Company’s core operating performance against prior periods and the Company’s business model objectives. Rainmaker has chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluation of the Company’s ongoing core operations.

About Rainmaker

Rainmaker Systems, Inc. is a leading global provider of cloud-based B2B selling solutions that drive higher customer acquisition, renewals, subscriptions and education sales for clients and their channel partners. Rainmaker provides these services on a consistent, global basis supporting multiple currencies and language capabilities. For more information, visit www.rmkr.com or call 800-631-1545.

NOTE: Rainmaker Systems, the Rainmaker logo, and Sunset Direct are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

This press release contains forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker as of this date and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are our client concentration, as we depend on a small number of clients for a significant percentage of our revenue, the possibility of the discontinuation and/or realignment of some client relationships, general market conditions, the current difficult macro-economic environment and its impact on our business, as our clients are reducing their overall marketing spending and our clients’ customers are reducing their purchase of services contracts, the high degree of uncertainty and our limited visibility due to economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our ability to expand our channel hosted contract solution and drive adoption of this solution by resellers, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, and the financial condition of our clients’ businesses, and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q.

CONTACT:

Steve Valenzuela	Todd Kehrli or Jim Byers
Chief Financial Officer	Investor Relations
Rainmaker Systems, Inc.	MKR Group, Inc.
(408) 340-2560	(323) 468-2300
stevev@rmkr.com	rmkr@mkr-group.com

– Financial tables to follow –

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	December 31, 2010	December 31, 2009

ASSETS
Current assets:
Cash and cash equivalents	$12,171	$15,129
Restricted cash	88	13
Accounts receivable, less allowance for doubtful accounts of $102 at December 31, 2010 and $58 at December 31, 2009	6,889	7,604
Prepaid expenses and other current assets	1,087	1,895

Total current assets	20,235	24,641
Property and equipment, net	6,140	6,952
Intangible assets, net	432	890
Goodwill	5,269	3,777
Other noncurrent assets	833	2,409

Total assets	$32,909	$38,669

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,706	$8,290
Accrued compensation and benefits	1,168	1,079
Other accrued liabilities	2,792	2,221
Deferred revenue	2,820	2,656
Current portion of capital lease obligations	—	240
Current portion of notes payable	2,520	1,350

Total current liabilities	16,006	15,836
Deferred tax liability	384	281
Long term deferred revenue	244	229
Other long-term liabilities	182	—
Notes payable, less current portion	1,834	1,257

Total liabilities	18,650	17,603

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 24,750,009 shares issued and 23,275,199 shares outstanding at December 31, 2010, and 23,034,645 shares issued and 21,996,003 shares outstanding at December 31, 2009	22	20
Additional paid-in capital	124,836	121,138
Accumulated deficit	(106,947)	(96,997)
Accumulated other comprehensive loss	(1,385)	(1,381)
Treasury stock, at cost, 1,474,810 shares at December 31, 2010 and 1,038,642 shares at December 31, 2009	(2,267)	(1,714)

Total stockholders’ equity	14,259	21,066

Total liabilities and stockholders’ equity	$32,909	$38,669

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Net revenue	$9,193	$10,779	$42,768	$47,794
Cost of services	5,753	6,504	23,871	26,383

Gross margin	3,440	4,275	18,897	21,411

Operating expenses:
Sales and marketing	668	975	3,713	4,376
Technology and development	2,093	2,532	9,159	10,371
General and administrative	2,105	2,174	10,075	9,096
Depreciation and amortization	1,191	1,178	4,816	5,593
Gain on fair value remeasurement	—	—	(190)	—

Total operating expenses	6,057	6,859	27,573	29,436

Operating loss	(2,617)	(2,584)	(8,676)	(8,025)
Interest and other income (expense), net	(85)	28	(995)	(86)

Loss before income tax expense	(2,702)	(2,556)	(9,671)	(8,111)
Income tax (benefit) expense	66	(57)	279	205

Net loss	$(2,768)	$(2,499)	$(9,950)	$(8,316)

Basic net loss per share	$(0.13)	$(0.13)	$(0.49)	$(0.43)

Diluted net loss per share	$(0.13)	$(0.13)	$(0.49)	$(0.43)

Weighted average common shares
Basic	20,712	19,504	20,380	19,345

Diluted	20,712	19,504	20,380	19,345

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2010	2009
Operating activities:
Net loss	$(9,950)	$(8,316)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	4,127	4,543
Amortization of intangible assets	689	1,050
Gain on fair value remeasurement	(190)	—
Stock-based compensation charges	2,970	2,500
(Credit) provision for allowances for doubtful accounts	226	(311)
Loss on disposal of fixed assets	10	343
Writedown of investment	740	—
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	1,163	3,275
Prepaid expenses and other assets	461	295
Accounts payable	(1,728)	(1,971)
Accrued compensation and benefits	(90)	(147)
Other accrued liabilities	584	(830)
Income tax payable	(145)	(23)
Deferred tax liability	(26)	85
Deferred revenue	87	(1,483)

Net cash used in operating activities	(1,072)	(990)

Investing activities:
Purchases of property and equipment	(3,170)	(1,471)
Restricted cash, net	(75)	929
Acquisition of business, net of cash acquired	(492)	(510)
Repayment of a note receivable	1,250	—

Net cash used in investing activities	(2,487)	(1,052)

Financing activities:
Proceeds from issuance of common stock from option exercises	24	8
Proceeds from issuance of common stock from ESPP	—	3
Repayment of notes payable	(1,893)	(1,718)
Repayment of capital lease obligations	(240)	(226)
Proceeds from notes payable	3,187	—
Tax payments in connection with treasury stock surrendered	(455)	(372)
Purchases of treasury stock	(98)	(410)

Net cash (used in) provided by financing activities	525	(2,715)

Effect of exchange rate changes on cash	76	(154)

Net decrease in cash and cash equivalents	(2,958)	(4,911)
Cash and cash equivalents at beginning of year	15,129	20,040

Cash and cash equivalents at end of year	$12,171	$15,129

Supplemental disclosures of cash flow information:
Cash paid for interest	$235	$223

Cash paid for income taxes	$316	$114

Supplemental disclosures of non-cash investing and financing activities:
Common stock issued in acquisitions	$701	$—

Notes payable issued in acquisitions	$321	$—

RAINMAKER SYSTEMS, INC.

EXHIBIT A

RECONCILIATION OF GAAP NET REVENUE TO ADJUSTED NET REVENUE (1)

(In thousands)

(Unaudited)

	Three months ended December 31,
	2010	2009

Net revenue - GAAP basis	$9,193	$10,779
Discontinued client revenue (2)	(249)	(2,962)

Adjusted net revenue – Non-GAAP basis	$8,944	$7,817

	Year ended December 31,
	2010	2009

Net revenue - GAAP basis	$42,768	$47,794
Discontinued client revenue (2)	(3,614)	(11,424)
Non-recurring contract buyout (3)	(4,650)	—
Net revenue settlement (4)	—	(1,400)

Adjusted net revenue – Non-GAAP basis	$34,504	$34,970

(1)	To supplement our financial results presented on a GAAP basis, we use adjusted net revenue, which excludes revenue from discontinued programs. We believe adjusted net revenue provides useful information to investors regarding the performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Adjusted net revenue is not meant to be considered in isolation or as a substitute for GAAP net revenue, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
(2)	We have excluded revenue from client programs that were discontinued during 2010 and 2009.
(3)	We have excluded a one-time buyout of a client contract in the amount of $4,650, accounted for as revenue in the quarter ended March 31, 2010. This amount represented approximately six months of revenue under that contract, which the Company would have expected to earn during the period from the termination of the contract at the end of February 2010 through the end of the minimum term of the contract.
(4)	We have excluded a one-time settlement of a claim accounted for as revenue in the quarter ended September 30, 2009.

RAINMAKER SYSTEMS, INC.

EXHIBIT B

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA (1)

(In thousands)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2010	2009	2010	2009

Net loss	$(2,768)	$(2,499)	$(9,950)	$(8,316)

Add:
Provision for income taxes	66	(57)	279	205
Depreciation of property and equipment	1,052	976	4,127	4,543
Amortization of acquisition related intangibles	139	202	689	1,050
Gain on fair value remeasurement	—	—	(190)	—
Interest and other (income)/expense	85	(28)	995	86

	1,342	1,093	5,900	5,884

EBITDA – Non-GAAP basis	$(1,426)	$(1,406)	$(4,050)	$(2,432)

Add:
Stock based compensation	797	638	2,970	2,500

Adjusted EBITDA – Non-GAAP basis	$(629)	$(768)	$(1,080)	$68

(1)	To supplement our financial results presented on a GAAP basis, we use EBITDA, which excludes certain cash and non-cash expenses, and adjusted EBITDA, which excludes stock based compensation from EBITDA. We believe EBITDA and adjusted EBITDA provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period over period comparisons of such operations. EBITDA and adjusted EBITDA are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. We regularly use EBITDA and adjusted EBITDA internally to manage our business and make operating decisions.

RAINMAKER SYSTEMS, INC.

EXHIBIT C

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS (1)

(In thousands, except per share)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2010	2009	2010	2009

Net loss - GAAP basis	$(2,768)	$(2,499)	$(9,950)	$(8,316)
Stock compensation adjustments (2):
Cost of services	27	60	145	215
Sales and marketing	55	60	235	277
Technology and development	67	59	346	202
General and administrative	648	459	2,244	1,806
Non-recurring contract buyout (3)	—	—	(4,650)	—
Net revenue adjustment (3)	(234)	—	(1,043)	—
Amortization of intangible assets (4)	139	202	689	1,050
Gain on fair value remeasurement	—	—	(190)	—
Write-down of investment (5)	—	—	740	—
Facility closures (6)	—	—	501	161
Net loss – Non-GAAP basis	$(2,066)	$(1,659)	$(10,933)	$(4,605)

Diluted weighted average shares outstanding	20,712	19,504	20,380	19,345

Non-GAAP diluted net loss per share	$(0.10)	$(0.09)	$(0.54)	$(0.24)

(1)	To supplement our financial results presented on a GAAP basis, we use non-GAAP net income (loss), which excludes certain business combination accounting entries and expenses related to acquisitions as well as other expenses including stock-based compensation and non-recurring items. As we have completed several acquisitions since 2005, we believe non-GAAP net income (loss) provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Non-GAAP net income (loss) is not meant to be considered in isolation or as a substitute for GAAP net income (loss), and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
(2)	Stock-based compensation: We estimate the fair value of share based payment awards on the date of grant using an option-pricing model for option grants and our closing share price as reported on Nasdaq for restricted share grants. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods. Stock-based compensation expenses will recur in future periods.
(3)	During the first quarter of 2010, we received a one-time buyout of a client contract in the amount of $4.6 million, accounted for as revenue. This amount represented approximately six months of revenue under that contract, which the Company would have expected to earn during the period from the termination of the contract at the end of February 2010 through the end of the minimum term of the contract. In the second and fourth quarters of 2010, we recognized as revenue one-time adjustments for non-continued programs in the amount of $809,000 and $234,000, respectively.
(4)	We have excluded the effect of amortization of intangibles from our non-GAAP net income (loss). We believe this helps investors understand a significant reason why our GAAP operating expenses increase following acquisitions. Investors should note that the use of intangible assets contributed to revenue earned during the period and will contribute to future revenue generation and should also note that these amortization expenses are recurring.
(5)	We have excluded the effect of a non-cash charge recognized in the first quarter of 2010 to write-down the carrying value of our minority equity investment of $740,000.
(6)	In the quarter ended September 30, 2010, we decided to close our facility in Montreal and took a charge of approximately $501,000 that consisted of approximately $106,000 related to the write-off of the remaining leasehold, furniture and fixtures; $363,000 related to the present value of the remaining lease payments net of the potential sublease proceeds and $32,000 related to terminations costs for vendor service contracts. In the quarter ended March 31, 2009, we decided to reduce our space leased in Manila and took a charge of approximately $161,000 which consisted of $95,000 related to the write-off of the remaining book value of the leasehold improvements at this location, and approximately $66,000 related to early termination penalty and forfeiture of the security deposit as specified in the lease agreement.

# # #